UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, the Company issued a press release announcing the appointment of Peter G. Abram as Senior Vice President and Chief Financial Officer effective March 31, 2014. Mr. Abram replaces Keith Bair as part of a planned transition in financial leadership. Mr. Bair will leave the Company to pursue other opportunities after the completion of a transition period.

Mr. Abram, age 42, has been Chief Financial Officer – Phase II-IV for InVentiv Health Clinical, Inc. since January 2013 and previously held the positions of Vice President – Financial Planning & Analysis at Styron, LLC from December 2010 to October 2012, Senior Vice President – Strategic Financial Initiatives at MDS, Inc. from August 2008 to July 2010, and Senior Vice President – Chief Financial Officer at MDS Pharma Services from September 2005 to August 2008. Prior thereto, Mr. Abram served in financial leadership positions with PerkinElmer, Inc. from March 2001 to September 2005, General Electric Capital from August 1999 to March 2001, and Aeroquip-Vickers, Inc. from August 1997 to August 1999. Mr. Abram has over 15 years of financial officer/controller experience.

On March 7, 2014, FARO Technologies, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Mr. Abram. Under the Agreement, Mr. Abram will receive base salary at the rate of $335,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of 40% and 100%, respectively, reflected as a percentage of his base salary. Pursuant to the Agreement, in the event Mr. Abram’s employment is terminated by the Company other than for “cause” or disability or by Mr. Abram for “good reason” (as such terms are defined in the Agreement), Mr. Abram will be entitled to receive severance equal to his annual base salary, payable in approximately equal installments over a 12-month period (provided that he has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and his outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. In addition, by virtue of his appointment as an executive officer, Mr. Abram will be covered by the Company’s Change in Control Severance Policy, as amended, which policy is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 12, 2013. Mr. Abram is subject to non-competition restrictions during the term of the Agreement and confidentiality obligations that survive the employment relationship.

In connection with his commencement of employment, Mr. Abram will receive an option to purchase approximately 16,500 shares of Company common stock, which vest in three equal annual installments beginning on the first anniversary of the date of grant.

The forgoing description is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between FARO Technologies, Inc. and Peter G. Abram, dated as of March 7, 2014

99.1	Press release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

March 10, 2014	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary